UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 23, 2012

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On March 28, 2012, Amyris, Inc. (the “Company”) announced that the Company’s Board of Directors had appointed Steven R. Mills to serve as the Company’s Chief Financial Officer and principal accounting officer effective as of May 2, 2012. The Company’s current Chief Financial Officer, Jeryl Hilleman, will cease serving as the Company’s Chief Financial Officer and principal accounting officer effective immediately prior to Mr. Mills’ appointment. The description of the Company’s agreement with Ms. Hilleman in connection with her separation from the Company set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2011 is incorporated herein by reference. Such agreement is filed as Exhibit 10.01 to the Company’s Current Report on Form 10-Q (File No. 001-34885) filed with the SEC on November 9, 2011.

Mr. Mills, age 56, has more than 34 years of experience in the fields of accounting, corporate finance, strategic planning and mergers and acquisitions. He served as Senior Executive Vice President of Performance & Growth at Archer-Daniels-Midland Company (“ADM”), a global agricultural commodity processing company, from December 2010 to February 2012. Previously, he served as Executive Vice President and Chief Financial Officer of ADM from March 2008 to December 2010. He served as Senior Vice President of ADM from December 2006 to February 2008 and as Group Vice President and Controller of ADM from January 2002 to December 2006. He joined ADM in 1979 and served in various senior accounting and treasury roles. Mr. Mills has been a director and a member of the audit committee of Black Hills Corporation, a diversified energy holding company, since October 2011. He holds a Bachelor of Science degree in Mathematics from Illinois College in Jacksonville, Illinois.

Until his employment commences in May 2012, Mr. Mills may perform services to the Company under a consulting arrangement with compensation and other terms to be determined.

On March 23, 2012, the Company and Mr. Mills entered into an Offer Letter (the “Offer Letter”), under which Mr. Mills is expected to commence employment with the Company on May 2, 2012. The Offer Letter provides for an initial annual base salary for Mr. Mills in the amount of $450,000. Mr. Mills will also initially be eligible to receive an annual performance-based bonus of up to $150,000 based on his achievement of performance objectives (and following his second year of employment, he will be eligible to receive an annual performance-based bonus of up to at least 35% of his base salary). In addition, the Company has agreed to pay Mr. Mills a $125,000 stipend for his use in connection with his relocation to the San Francisco Bay Area, subject to repayment, net of taxes, if Mr. Mills resigns other than as a result of constructive termination within 12 months of his start date. The Company also agreed to reimburse Mr. Mills for up to six months of rental expense for an apartment in the San Francisco Bay Area while he secures permanent accommodations, and for up to eight round trip airfares (between Illinois and the San Francisco Bay Area) for Mr. Mills and his spouse per year for two years.

In connection with Mr. Mills’ appointment, following his commencement of service, the Company agreed to grant Mr. Mills a stock option award and a restricted stock unit (“RSU”) award under the Company’s 2010 Equity Incentive Plan. The equity awards to Mr. Mills consist of: (i) a non-statutory stock option to purchase 420,000 shares of the Company’s Common Stock (vesting over four years, with 25% of the shares subject to the option vesting upon completion by Mr. Mills of his twelfth month of employment and the remainder vesting over the following three years in 36 equal monthly installments) with an exercise price equal to the fair market value of the Common Stock on the date of the grant; and (ii) an award of 250,000 RSUs (pursuant to which Common Stock would be issued upon vesting and settlement of such RSUs) that would vest as follows: (A) 10% of the RSUs subject to the award would vest on the first anniversary of Mr. Mills’ employment start date; (B) 10% of the RSUs subject to the award would vest on completion of Mr. Mills’ 18th month of employment, and (C) the remainder of the RSUs subject to the award would vest on the second anniversary of Mr. Mills’ employment start date. Mr. Mills’ employment with the Company is at-will and can be terminated by either party with or without cause or for any reason, at any time, subject to the terms of the Offer Letter.

The Offer Letter contains severance terms if Mr. Mills is terminated by the Company without cause or Mr. Mills resigns as a result of a constructive termination. If the Company terminates Mr. Mills’ employment for any reason other than for cause, or in case of his resignation as a result of a constructive termination, he is eligible to receive severance equal to six months of base salary, payable in accordance with the Company’s regular payroll practices, and COBRA benefits for six months. If such termination occurs within the first year of employment, the vesting of Mr. Mills’ initial stock option award described above would be accelerated such that he would receive pro rata monthly vesting (based on the number of full months of service divided by 48) of the shares subject to such option through the termination date. The Company also agreed that in the event the Company terminates Mr. Mills’ employment without cause or constructively terminates his employment, in either case within six months of a change of control of the Company, Mr. Mills will be eligible to receive the foregoing benefits plus accelerated vesting of the RSU award described above as follows:

•	If such termination occurs during the first 12 months of Mr. Mills’ employment, 10% of the RSU award would immediately become vested.

•	If such termination occurs during the 13th through the 18th month of Mr. Mills’ employment, 10% of the RSU award would immediately become vested.

•

If such termination occurs from the 19th through the 24th month of Mr. Mills’ employment he would receive pro rata monthly vesting (based on the number of full months of service after 18 months divided by six) of the remaining RSUs subject to the award through the termination date.

As a condition to receipt of any of the foregoing severance benefits, Mr. Mills must execute a release of claims in the Company’s favor and return to the Company any of its property and confidential information in his possession.

The Company will enter into the form of indemnification agreement with Mr. Mills that it has entered into with its other officers and that is filed as Exhibit 10.01 to the Company’s Registration Statement on Form S-1 (File No. 333-166135). The indemnification agreement and the Company’s restated certificate of incorporation and restated bylaws require it to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: March 28, 2012	By:	/s/ Tamara Tompkins
Tamara Tompkins EVP and General Counsel